For period ending May 31, 2001
File number 811-4040    PaineWebber U.S. Government Income Fund
	Exhibit 77C


At a Special Meeting of Shareholders convened on January 25, 2001, the shareholders of the Registrant approved an Agreement and Plan of Reorganization and Termination providing for its reorganization into PACE Government Securities Fixed Income Investments, a series of PaineWebber PACE Select Advisers Trust. The Registrant's shares were voted as follows with respect to the transaction 14,429,110.426 shares were voted "for", 538,379.861 shares were voted "against"; and 606,178.929 shares were voted "abstain". The transaction was consummated on February 2, 2001. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus of the PaineWebber
U. S. Government Income Fund (a series of PaineWebber Managed Investments Trust) and Government Securities Fixed Income Investments (a series of PaineWebber PACE Select Advisors Trust) dated December 14, 2000, filed with the SEC on December 15, 2000 (Accession Number 0000912057-00-053671;
SEC File No. 2-91362.)



For period ending May 31, 2001
File number 811-4040     PaineWebber Low Duration U.S. Government
Income Fund

	Exhibit 77C


At a Special Meeting of Shareholders convened on January 25, 2001, the shareholders of the Registrant approved an Agreement and Plan of Reorganization and Termination providing for its reorganization into PACE Government Securities Fixed Income Investments, a series of PaineWebber PACE Select Advisers Trust. The Registrant's shares were voted as follows with respect to the transaction 54,672,639.525 shares were voted "for", 1,071,505.224 shares were voted "against"; and 474,384.011 shares were voted "abstain". The transaction was consummated on February 2, 2001. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus of the PaineWebber Low Duration U. S. Government Income Fund (a series of PaineWebber Managed Investments Trust) and PACE Government Securities Fixed Income Investments (a series of PaineWebber PACE Select Advisors Trust) dated December 14, 2000, filed with the SEC on December 15, 2000 (Accession Number 0000928385-00-003393; SEC File No. 2-91362.)


For period ending May 31, 2001
File number 811-4040     PaineWebber Investment Grade Income Fund

	Exhibit 77C


At a Special Meeting of Shareholders convened on January 25, 2001, the shareholders of the Registrant approved an Agreement and Plan of Reorganization and Termination providing for its reorganization into PACE Intermediate Fixed Income Investments, a series of PaineWebber PACE Select Advisers Trust. The Registrant's shares were voted as follows with respect to the transaction 12,081,079.504 shares were voted "for", 655,741.479 shares were voted "against"; and 514,325.206 shares were voted "abstain". The transaction was consummated on February 2, 2001. Further information regarding the circumstances and details of the transaction is incorporated herein in response to this sub-item by reference to the definitive Combined Proxy Statement and Prospectus of the PaineWebber Investment Grade Income Fund (a series of PaineWebber Managed Investments Trust) and PACE Intermediate Fixed Income Investments (a series of PaineWebber PACE Select Advisors Trust) dated December 11, 2000, filed with the SEC on December 13, 2000 (Accession Number 0000912057-00-053217;
SEC File No. 2-91362.)